Exhibit 99.1

Where Food Comes From, Inc. Reports 2020 First Quarter Financial Results

CASTLE ROCK, Colorado – May 14, 2020 – Where Food Comes From, Inc. (WFCF) (OTCQB: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced financial results for its first quarter ended March 31, 2020.

“The first quarter is historically our slowest quarter of the year – and Q1 this year was additionally impacted by the devastating effects of Covid-19 on the food supply chain. As a result, total first quarter revenue declined approximately 1% year over year to $3.9 million from $4.0 million and net loss increased $98,000 to $241,000 from $143,000,” said John Saunders, Chairman and CEO. “We experienced reduced verification activity due to our customers’ no visitor policies as they strive to keep their facilities open while dealing with workforce shortages and shelter in place government mandates. In addition, our software business was impacted by supply chain disruptions and customers delaying purchasing decisions pending more clarity on the schedule for reopening the economy. All segments of the food supply chain have been impacted, including farmers and ranchers, meat processing facilities and food service. In the meantime, lower verification activity has carried into the second quarter and will likely continue to some extent for the remainder of 2020 even as the economy reopens. We have worked to be as nimble as possible during these uncertain times. Our long-term view remains positive as we believe the impact of Covid-19 underscores the importance of traceability in the food supply chain and that our services will be more relevant than ever when the economy is back on track.”

First Quarter Results

Revenue in the first quarter decreased slightly to $3.9 million from $4.0 million in the first quarter last year. Revenue components included:

●	Verification and certification services, flat at $2.8 million.
●	Product sales, up 13% to $725,000 from $641,000.
●	Software license, maintenance, and support (including intercompany sales*), down 32% to $233,000 from $344,000. Software license, maintenance and support (excluding intercompany sales*) down 52% to $143,000 from $295,000.
●	Software-related consulting services (including intercompany sales*), up 20% to $265,000 from $221,000. Software-related consulting services (excluding intercompany sales*), up 16% to $241,000 from $207,000.

*(Under segment accounting rules, the Company must reflect the impact of intercompany sales in its software sales and consulting revenue segment. Intercompany sales include the provision by the Company’s SureHarvest subsidiary of software and services to Where Food Comes From, Inc. to support Company-wide technology initiatives not directly related to SureHarvest. For more information, refer to the Results of Operations section of the Company’s Form 10-Q.)

Gross profit in the first quarter (excluding intercompany sales*) decreased 3% year over year to $1.6 million from $1.7 million. Gross margin declined to 41.2% from 42.1% year over year.

Sales, general and administrative expenses in the first quarter were flat year-over-year at $2.0 million.

Net loss attributable to Where Food Comes From, Inc. in the first quarter was $241,000, or less than one cent per share, a 69% increase over last year’s first quarter net loss of $143,000, or less than one cent per share.

The adjusted EBITDA loss for the first quarter was $40,000 versus positive adjusted EBITDA of $82,000 in the first quarter last year.

The Company generated approximately $900,000 in net cash from operations in the first quarter, down from $1.3 million in the same quarter last year.

Cash, cash equivalents and short-term investments at March 31, 2020, was up 11% year over year to $3.2 million from $2.9 million.

The Company will conduct a conference call today at 10:00 a.m. Mountain Time.

Call-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13703548

Phone replay:

A telephone replay of the conference call will be available through June 4, 2020, as follows:

Domestic Toll Free: 1-877-660-6853

International: 1-201-612-7415

Conference Code: 13703548

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices. Through proprietary technology and patented business processes, the Company supports more than 15,000 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services. Through its IMI Global, International Certification Services, Validus Verification Services, SureHarvest, Postelsia, A Bee Organic and Sterling Solutions units, Where Food Comes From solutions are used to verify food claims, optimize production practices and enable food supply chains with analytics and data driven insights. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program uses web-based customer education tools to connect consumers to the sources of the food they purchase, increasing meaningful consumer engagement for our clients.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership and demand for, and impact and efficacy of, the Company’s products and services on the marketplace; ability to continue posting positive financial results; expectations to extend the Company’s track record of profitable growth; and ability to continue introducing and advancing verification standards are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results for the fourth quarter and full year are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders

Chief Executive Officer

303-895-3002

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303-880-9000

Where Food Comes From, Inc.

Statements of Income

	Three months ended March 31,
	2020		2019
(Amounts in thousands, except per share amounts)	(Unaudited)		(Unaudited)
Revenues:
Verification and certification service revenue		$2,803		$2,812
Product sales		725		641
Software license, maintenance and support services revenue		143		295
Software-related consulting service revenue		241		207
Total revenues		3,912		3,955
Costs of revenues:
Costs of verification and certification services		1,534		1,562
Costs of products		502		443
Costs of software license, maintenance and support services		146		154
Costs of software-related consulting services		120		130
Total costs of revenues		2,302		2,289
Gross profit		1,610		1,666
Selling, general and administrative expenses		1,964		1,967
Loss from operations		(354)		(301)
Other expense (income):
Dividend income from Progressive Beef		(30)		(30)
Other income, net		(2)		(3)
Gain on sale of assets		-		(1)
Gain on foreign currency exchange		(3)		-
Interest expense		2		3
Loss before income taxes		(321)		(270)
Income tax benefit		(80)		(83)
Net loss		(241)		(187)
Net loss attributable to non-controlling interest		-		44
Net loss attributable to Where Food Comes From, Inc.		$(241)		$(143)

Per share - net income attributable to Where Food Comes From, Inc.:
Basic	$	*	$	*
Diluted	$	*	$	*

Weighted average number of common shares outstanding:
Basic		24,947		24,957
Diluted		24,947		24,957

Where Food Comes From, Inc.

Calculation of Adjusted EBITDA*

(Unaudited)

	Three months ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)
Net loss attributable to Where Food Comes From, Inc.	$(241)	$(143)
Adjustments to EBITDA:
Interest expense	2	3
Income tax benefit	(80)	(83)
Depreciation and amortization	233	260
EBITDA*	(86)	37
Adjustments:
Stock-based compensation	31	45
Cost of acquisitions	15	-
ADJUSTED EBITDA*	$(40)	$82

*Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of the Company’s financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

Where Food Comes From, Inc.

Balance Sheets

	March 31	December 31,
(Amounts in thousands, except per share amounts)	2020	2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,964	$2,638
Accounts receivable, net of allowance	1,972	2,515
Short-term investments in certificates of deposit	259	258
Prepaid expenses and other current assets	289	450
Total current assets	5,484	5,861
Property and equipment, net	1,575	1,545
Operating lease right-of-use assets	3,204	3,268
Investment in Progressive Beef	991	991
Intangible and other assets, net	3,410	3,248
Goodwill	2,946	2,946
Deferred tax assets, net	383	378
Total assets	$17,993	$18,237

Liabilities and Equity
Current liabilities:
Accounts payable	$681	$1,023
Accrued expenses and other current liabilities	583	674
Deferred revenue	1,413	797
Current portion of finance lease obligations	9	8
Current portion of operating lease obligations	247	239
Total current liabilities	2,933	2,741
Finance lease obligations, net of current portion	19	21
Operating lease obligation, net of current portion	3,460	3,526
Total liabilities	6,412	6,288

Commitments and contingencies

Equity:
Common stock	26	26
Additional paid-in-capital	11,456	11,425
Treasury stock	(1,823)	(1,665)
Retained earnings	1,922	2,163
Total equity	11,581	11,949
Total liabilities and stockholders’ equity	$17,993	$18,237